Exhibit 10.41
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) is made and entered into as of September 24, 2010 and effective as of September 27, 2010 (such date being the Second Amendment Effective Date, as defined below), by and among NEWPARK RESOURCES, INC., a Delaware corporation (the “Borrower”), CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (formerly known as Calyon New York Branch), as Syndication Agent (in such capacity, the “Syndication Agent”), BANK OF AMERICA, N.A., as Documentation Agent (in such capacity, the “Documentation Agent”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other Lenders signatory hereto.
WITNESSETH:
     WHEREAS, Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 21, 2007, as amended by the First Amendment and Waiver dated as of July 17, 2009 (as amended, restated or modified from time to time, the “Credit Agreement”);
     WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower on the terms set forth in the Credit Agreement;
     WHEREAS, the Borrower has requested that the Required Lenders approve certain amendments to the Credit Agreement; and
     WHEREAS, pursuant to such request, the Required Lenders have consented to amend the Credit Agreement on the terms and conditions contained herein.
     NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS.
1.1 Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein or the context otherwise requires.
SECTION 2. AMENDMENTS.
2.1 Amendment of Section 7.6 (Restricted Payments). Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “7.6 Restricted Payments. (i) Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on the Capital Stock of any Group Member, or (ii) make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of any Group Member, in the case of each of the foregoing clauses (i) and (ii), whether such Capital Stock is now or hereafter outstanding and whether such payments are made directly or indirectly, or in cash or property (except as provided in the foregoing clause (i)) or in obligations of any Group Member; it being expressly agreed and understood that the foregoing shall not restrict the payment of principal, interest, cash in lieu of fractional shares or any other amount now or hereafter payable on any Indebtedness that is convertible into Capital Stock until after the conversion of such Indebtedness into Capital Stock (the payments restricted by this Section 7.6, collectively, “Restricted Payments”), except that:
(a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor; and
(b) the Borrower may repurchase or redeem its Capital Stock in an aggregate amount not in excess of $50,000,000 (“Permitted Capital Stock Repurchase”); provided that (i) after giving effect to such Permitted Capital Stock Repurchase, on a pro forma basis, the Borrower is in compliance with Section 7.1 as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 and (ii) no Default or Event of Default has occurred and is continuing or would result from such Permitted Capital Stock Repurchase.”
SECTION 3. MISCELLANEOUS.
     3.1 Conditions to Effectiveness. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which:
(a) Second Amendment. The Administrative Agent shall have received this Second Amendment, executed and delivered by a duly authorized officer of each of the Borrower and the Required Lenders.
(b) Acknowledgment and Confirmation. The Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto, executed and delivered by an authorized officer of the Borrower and each other Loan Party.
     3.2 Representation and Warranties; After giving effect to the amendments contained herein, on the Second Amendment Effective Date the Borrower hereby confirms that the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties specifically refer to an earlier date); providedthat each reference in such Section 4 to “this Agreement” shall be deemed to include this Second Amendment and the Credit Agreement, as amended by this Second Amendment.
     3.3 Continuing Effect; No Other Waivers or Amendments. This Second Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.
     3.4 Amended Agreement. For the avoidance of doubt, from and after the Second Amendment Effective Date, all references to the Credit Agreement in the Credit Agreement and in the other Loan Documents shall mean the Credit Agreement as amended by this Second Amendment.
     3.5 No Default. No Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date after giving effect to this Second Amendment.

     3.6 Counterparts. This Second Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.
     3.7 Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
     3.8 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

NEWPARK RESOURCES, INC.
By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	Vice President & CFO

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Corwin Dupree
	Name:	Corwin Dupree
	Title:	Vice President

Second Amendment dated as of September 24, 2010 to the Newpark Resources, Inc. Amended and Restated Credit Agreement dated as of December 21, 2007 BANK OF AMERICA N.A. [Lender]
By:	/s/ Julie Castano
	Name:	Julie Castano
	Title:	Vice President

Second Amendment dated as of September 24, 2010 to the Newpark Resources, Inc. Amended and Restated Credit Agreement dated as of December 21, 2007 CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:	/s/ David Gurghigian
	Name:	David Gurghigian
	Title:	Managing Director

By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director

Second Amendment dated as of September 24, 2010 to the Newpark Resources, Inc. Amended and Restated Credit Agreement dated as of December 21, 2007 Wells Fargo Bank, N.A.
By:	/s/ Donald W. Herrick, Jr.
	Name:	Donald W. Herrick, Jr.
	Title:	Director

EXHIBIT A
FORM OF ACKNOWLEDGMENT AND CONFIRMATION
1.	Reference is made to the Second Amendment to the Amended and Restated Credit Agreement, dated as of September 24, 2010 (the “Second Amendment”), amending that certain Amended and Restated Credit Agreement, dated as of December 21, 2007, as amended by that certain First Amendment and Waiver, dated as of July 17, 2009 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NEWPARK RESOURCES, INC., a Delaware corporation (the “Borrower”), CALYON NEW YORK BRANCH, as Syndication Agent (in such capacity, the “Syndication Agent”), BANK OF AMERICA, N.A., as Documentation Agent (in such capacity, the “Documentation Agent”), JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”), and the other Lenders signatory thereto.

2.	The Credit Agreement is being amended pursuant to the Second Amendment. Each of the parties hereto hereby agrees, with respect to each Loan Document to which it is a party:
(a)	all of its obligations, liabilities and indebtedness under such Loan Document, including guarantee obligations, shall remain in full force and effect on a continuous basis after giving effect to the Second Amendment;

(b)	except for (i) dispositions of property permitted by the Loan Documents and (ii) as approved or consented to by the Lenders prior to the date hereof, all of the Liens and security interests created and arising under such Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Second Amendment as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Loan Documents;

(c)	all Obligations under the Loan Documents are payable or guaranteed, as applicable, by each of the parties hereto in accordance with the Credit Agreement and the other Loan Documents, and each of parties hereto unconditionally and irrevocably waives any claim or defense in respect of the Obligations existing on, or arising out of facts occurring at any time on or prior, to the “Second Amendment Effective Date” (as said term is defined in the Second Amendment), including, without limitation, any claim or defense based on any right of set off or counterclaim and hereby ratifies and affirms each and every waiver of claims and defenses granted under the Loan Documents.
3.	THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.	This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of September ___, 2010.

NEWPARK RESOURCES, INC. DURA-BASE NEVADA, INC., EXCALIBAR MINERALS LLC, NEWPARK TEXAS, L.L.C., NEWPARK DRILLING FLUIDS LLC, NEWPARK MATS & INTEGRATED SERVICES LLC NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P. NEWPARK ENVIRONMENTAL SERVICES LLC NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C. NEWPARK ENVIRONMENTAL WATER SOLUTIONS LLC BATSON MILL LLC NEWPARK DRILLING FLUIDS INTERNATIONAL LLC NEWPARK DRILLING FLUIDS PERSONNEL SERVICES LLC

By:
Name:
Title:

[Signature Page to Exhibit A to Amendment]